UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 10, 2007

Gladstone Commercial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-50363	020681276
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1521 Westbranch Drive, Suite 200, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-287-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2007, the Board of Directors of Gladstone Commercial Corporation (the "Company") approved the election of Mr. George Stelljes III to the Board of Directors. Mr. Stelljes’ current term will expire at the Company’s 2008 Annual Meeting of Stockholders, at which time Mr. Stelljes will stand for election for a three-year term expiring at the 2011 Annual Meeting of Stockholders. Mr. Stelljes was not named, and is not expected to be named, as a member of any committees of the Board of Directors.

The Board of Directors also promoted and appointed Mr. Stelljes to the office of president of the Company, and Mr. Terry Brubaker to the office of vice chairman of the Company. Mr. Stelljes has served as the Company’s executive vice president and chief investment officer since 2003, and Mr. Brubaker has served as a director and as the Company’s president, chief operating officer and secretary since 2003.

Mr. Stelljes now serves as a director and as the president and chief investment officer of the Company. Mr. Stelljes has been the chief investment officer of the Company’s affiliate Gladstone Capital Corporation ("Gladstone Capital") since 2002 and has served as a director of Gladstone Capital from August 2001 to September 2002, and from July 2003 to present. He also served as Gladstone Capital’s executive vice president from September 2002 through April 2004, when he assumed the duties of president. Mr. Stelljes has served as president, chief investment officer and a director of the Company’s affiliate Gladstone Investment Corporation ("Gladstone Investment") since its inception in 2005. Mr. Stelljes currently serves as a general partner and investment committee member of Patriot Capital, a private equity fund, and serves on the board of Intrepid Capital Management, a money management firm. Mr. Stelljes holds an MBA from the University of Virginia and a BA in Economics from Vanderbilt University.

Mr. Brubaker now serves as a director and as the vice chairman, chief operating officer and secretary of the Company. Mr. Brubaker has been the chief operating officer, secretary and a director of Gladstone Capital since its inception in 2001. He also served as president of Gladstone Capital from 2001 through 2004, when he assumed the duties of vice chairman. He has served as vice chairman, secretary, chief operating officer and as a director of Gladstone Investment since its inception. Mr. Brubaker holds an MBA from the Harvard Business School and a BSE from Princeton University.

Messrs. Stelljes and Brubaker are employed and compensated by the Company’s external investment adviser, Gladstone Management Corporation (the "Adviser"), under the terms of an Investment Advisory and Management Agreement between the Company and the Adviser. The Adviser is controlled by David Gladstone, the chairman of the Company’s Board of Directors and its chief executive officer. Mr. Gladstone is also the chairman of the Board of Directors and chief executive officer of the Adviser. Mr. Brubaker is a member of the Board of Directors of the Adviser and its vice chairman, chief operating officer, and secretary. Mr. Stelljes is also a member of the Board of Directors of the Adviser and its president and chief investment officer.

A copy of the press release announcing the election and appointments is filed as Exhibit 99.2 to this report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 10, 2007, the Board of Directors of the Company approved two amendments to the Company’s bylaws. The amendments are effective as of July 10, 2007. The amendments were made to allow the Board of Directors of the Company to establish the number of directors of the Company by resolution, and to clarify that directors may be reimbursed for the reasonable out-of-pocket expenses of their board service, including attendance at meetings of the board of directors.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

99.1 First Amendment to Bylaws of Gladstone Commercial Corporation.

99.2 Gladstone Commercial Corporation Press Release Dated July 10, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation

July 10, 2007	By:	/s/ Harry Brill

Name: Harry Brill
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	First Amendment to Bylaws of Gladstone Commercial Corporation.
99.2	Gladstone Commercial Corporation Press Release Dated July 10, 2007.